STOCK PLEDGE AGREEMENT

This Stock Pledge Agreement (this “Agreement”) dated as of February 11, 2010, between Eric Takamura (“Pledgor”) and Uzi Halevy (the “Pledgee Representative”).

BACKGROUND

WHEREAS, effective as of the date hereof, those parties listed on Schedule 1 hereto (each a “Pledgee”, together the “Pledgees”) have entered into a subscription agreement (“Subscription Agreement”) with NuGen Mobility, Inc., a Delaware corporation and wholly-owned subsidiary of InovaChem, Inc., a Delaware corporation (“InovaChem”) for the purchase of an aggregate of $500,000 of common stock, par value $0.001 per share, of InovaChem (the “Common Stock”) at a purchase price of $0.15 per share (“Purchase Price”);

WHEREAS, the Pledgor is a significant stockholder and Chairman, Chief Executive Officer and President of InovaChem;

WHEREAS, the Pledgor has agreed to pledge certain securities of InovaChem to secure certain anti-dilution rights granted to the Pledgees; and

WHEREAS, in order to induce the Pledgees to make an aggregate investment of $500,000 in InovaChem and enter into the Subscription Agreement, Pledgor has agreed to pledge and grant a security interest in the collateral described herein to the Pledgees on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.           Pledge and Grant of Security Interest.  To secure the full and punctual payment of shares to each Pledgee in the event of a Dilution Event (as defined below), Pledgor hereby pledges, assigns, hypothecates, transfers and grants a security interest to the Pledgees, pro rata as set forth on Schedule 1 hereto, in 1,000,000 shares of Common Stock held by Pledgor (the “Collateral”).

2.           Delivery of Collateral.  All certificates representing or evidencing the Collateral shall be delivered to and held by Gil Melman (the “Collateral Holder”) at Selman Munson & Lerner P.C., Two Memorial City Plaza, 820 Gessner, Suite 800, Houston, TX 77024 on behalf of the Pledgees and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Pledgee Representative. Pledgor hereby authorizes InovaChem upon demand by the Pledgee Representative to deliver any certificates, instruments or other distributions issued in connection with the Collateral directly to the Collateral Holder, in each case to be held by the Collateral Holder, subject to the terms hereof.  Upon the occurrence of a Dilution Event, the Pledgee Representative shall have the right, during such time in the Pledgee Representative’s discretion and with notice to the Pledgor, to transfer to or to register in the names of the Pledgees or any of their nominees the Collateral pro ratably in accordance with their respective interest therein.

3.           Anti Dilution Rights; Dilution Event.

(a) If, at any time on or after February 11, 2010 (the “Original Issue Date”) and prior to August 11, 2011, InovaChem issues any Common Stock or any securities convertible into the Common Stock (“Convertible Securities”), other than an Excepted Issuance (as defined below), for a consideration per share less than $0.15 per share (a “Dilution Event”), then immediately upon such issuance and thereafter successively upon each such issuance, each Pledgee shall have a pro rata right, in proportion to such Pledgee’s investment in InovaChem as of the date hereof, to receive from the Collateral, that number of additional shares that would have been issued to such Pledgee had the Purchase Price been reduced to such other lower per share price.  For purposes of this Agreement, an Excepted Issuance shall include issuances:

(i)           upon conversion of any shares of series preferred stock of InovaChem outstanding as of the Original Issue Date;
(ii)          pursuant to the exercise of Convertible Securities outstanding as of the Original Issue Date;
(iii)         for full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity approved by InovaChem’s Board of Directors (the “Board”);
(iv)        in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and are approved by the Board; and
(v)         shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the Original Issue Date) to employees, officers or directors of, or consultants or advisors to, InovaChem pursuant to equity incentive plans or grants that are approved by the Board.
(b)       No fractional shares of Common Stock shall be issued upon a Dilution Event.  If a Pledgee has a right to a fractional share pursuant to this Section 3(a), the Pledgor shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock (as determined by the Board) on the date of the Dilution Event.

4.           Representations and Warranties of Pledgor.  Pledgor hereby represents and warrants to each Pledgee that:

(a)           The execution, delivery and performance by Pledgor of this Agreement and the pledge of the Collateral hereunder do not and will not result in any violation of any agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to Pledgor.

(b)           This Agreement constitutes the legal, valid, and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms.

(c)           Pledgor is the direct and beneficial owner of each share of the Collateral.

(d)           All of the shares of the Collateral have been duly authorized, validly issued and are fully paid and nonassessable.

(e)           No consent or approval of any person, corporation, governmental body, regulatory authority or other entity, is or will be necessary for (i) the execution, delivery and performance of this Agreement, (ii) the exercise by any Pledgee of any rights with respect to the Collateral or (iii) the pledge and assignment of, and the grant of a security interest in, the Collateral hereunder.

(f)            Pledgor has the requisite power and authority to enter into this Agreement and to pledge and assign the Collateral to the Pledgees in accordance with the terms of this Agreement.

(h)           Pledgor owns the Collateral and, except for the pledge and security interest granted to the Pledgees, the Collateral shall be free and clear of any other security interest, pledge, claim, lien, charge, hypothecation, assignment, offset or encumbrance whatsoever, other than those imposed under applicable securities laws (collectively, “Liens”).

5.           Covenants.  Pledgor covenants that:

(a)           Pledgor will not sell, assign, transfer, convey, or otherwise dispose of its rights in or to the Collateral or any interest therein; nor create, incur or permit to exist any Lien whatsoever with respect to any of the Collateral or the proceeds thereof other than that created hereby.

(b)           Pledgor shall at any time, and from time to time, at its own expense, upon the written request of the Pledgee Representative, execute and deliver such further documents and do such further acts and things as the Pledgee Representative may reasonably request in order to effect the purposes of this Agreement including, but without limitation, delivering to the Collateral Holder upon the occurrence of a Dilution Event, irrevocable proxies in respect of the Collateral in form satisfactory to the Pledgee Representative.

6.           Voting Rights and Dividends.  Pledgor shall retain all voting control and all other rights and incidents thereto until the occurrence of a Dilution Event.  Until the occurrence of a Dilution Event, Pledgor shall retain the right to receive and retain any and all payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights, other than stock dividends or dividends or other amounts payable under or in connection with any recapitalization, restructuring or other non-ordinary course event, paid, issued or distributed from time to time in respect of the Collateral pledged by the Pledgor.

7.           No Waiver.  Any and all rights of each Pledgee with respect to the Liens granted under this Agreement shall continue unimpaired, and Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of Pledgor or (b) the release or substitution of any item of the Collateral at any time, or of any rights or interests therein.  Pledgor hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if Pledgor had expressly agreed thereto in advance.  No delay or extension of time by the Pledgee Representative in exercising any power of sale, option or other right or remedy hereunder, and no failure by the Pledgee Representative to give notice or make demand, shall constitute a waiver thereof, or limit, impair or prejudice any Pledgee’s right to take any action against Pledgor or to exercise any other power of sale, option or any other right or remedy.

8.           Waivers.

(a)           EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

9.           Release of Pledged Shares from Pledge.   Upon the termination or expiration of this Agreement, all certificates evidencing Collateral and all documents and instruments of transfer or assignment related thereto shall be promptly returned to Pledgor, whereupon all rights of the Pledgees to the Collateral hereunder shall be terminated.

10.         Miscellaneous.

(a)           This Agreement constitutes the entire and final agreement among the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied except by a writing duly executed by the parties hereto.

(b)           No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

(c)           The Pledgor hereby irrevocably appoints the Pledgee Representative as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor, or otherwise, from time to time at Pledgee Representative's discretion, to take any action and to execute any instrument that Pledgee Representative may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.  The foregoing power of attorney, being coupled with an interest, is irrevocable; provided, that the foregoing power of attorney shall terminate upon the termination or expiration of this Agreement.

(d)           In the event that any provision of this Agreement or the application thereof to Pledgor or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby, nor shall same affect the validity or enforceability of any other provision of this Agreement.

(e)           This Agreement shall be binding upon Pledgor, and Pledgor’s successors and assigns, and shall inure to the benefit of the Pledgees and their successors and assigns.

(f)            Any notice or other communication required or permitted pursuant to this Agreement shall be given in accordance with the Purchase Agreement.

(g)           This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas.

(h)           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date written above.

PLEDGOR:

/s/ Eric Takamura
Eric Takamura

PLEDGEE REPRESENTATIVE:

/s/ Uzi Halevy
Uzi Halevy, on behalf of the Pledgees

The undersigned hereby acknowledges and consents to the Stock Pledge Agreement and agrees to take all steps necessary or desirable to recognize the Pledgees as the beneficial owners of the Collateral upon notice from the Pledgee Representative that a Dilution Event has occurred in accordance with the terms and provisions of this Stock Pledge Agreement.

INOVACHEM, INC.

By:	Eric Takamura
Eric Takamura
Chief Executive Officer and President

[Signature Page to Stock Pledge Agreement]